UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2007

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

N27 W24025 Paul Court, Pewaukee, Wisconsin		53072
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2007, the registrant's Board of Directors announced that Stanley J. Calderon will resign as President and Chief Executive Officer, and will assume the position of Chairman of the Board of Directors, which is currently held by W. Scott Blake.

On January 24, 2007, the registrant's Board of Directors announced the appointment of John P. Hickey, Jr., President and CEO of Marine Bank, a subsidiary of the registrant, as President and CEO of the registrant.

Each appointment is subject to and effective upon receipt of all applicable regulatory approvals.

A copy of the press release announcing the changes in the registrant's management structure is furnished with this report as Exhibit 99.1.

Mr. Hickey, 59, has twenty years of banking experience, most recently as President and CEO of Marine Bank, a position he has held since April 2006. Prior to joining Marine Bank, Mr. Hickey was Senior Vice President of Business Banking at Guaranty Bank in Milwaukee, Wisconsin. From 2001 to 2005, Mr. Hickey was a Managing Director of Marsh McLennan. Mr. Hickey has served on the Board of Directors of Marine Bank since April 2006.

As Chairman of the registrant, Mr. Calderon will be paid an annual salary of $180,000. As President and CEO of the registrant, Mr. Hickey will be paid an annual salary of $260,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

January 24, 2007	By:	Stanley J. Calderon

Name: Stanley J. Calderon
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued January 24, 2007